Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Issuers:

Newmont Corporation

Newcrest Finance Pty Limited

Guarantor:

Newmont USA Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee

	Newly Registered Securities
Fees to be Paid	Debt	3.250% Notes due 2030(3)	457(f); 457(a)	$623,340,000	—	$623,340,000	(1)	0.00014760	$92,004.98
Fees to be Paid	Debt	Guarantees of 3.250% Notes due 2030(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	5.75% Notes due 2041(3)	457(f) ; 457(a)	$459,939,000	—	$459,939,000	(1)	0.00014760	$67,887.00
Fees to be Paid	Debt	Guarantees of 5.75% Notes due 2041(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	4.200% Notes due 2050(3)	457(f) ; 457(a)	$486,128,000	—	$486,128,000	(1)	0.00014760	$71,752.49
Fees to be Paid	Debt	Guarantees of 4.200% Notes due 2050(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	5.30% Notes due 2026(3)	457(f); 457(a)	$927,754,000	—	$927,754,000	(1)	0.00014760	$136,936.49
Fees to be Paid	Debt	Guarantees of 5.30% Notes due 2026(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	5.35% Notes due 2034(3)	457(f) ; 457(a)	$1,000,000,000	—	$1,000,000,000	(1)	0.00014760	$147,600.00
Fees to be Paid	Debt	Guarantees of 5.35% Notes due 2034(4)	457(n)	—	—	—		—	—	(2)
Fees Previously Paid	—	—	—	—		—			—
	Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—

	Total Offering Amounts					$3,497,161,000			$516,180.96
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$516,180.96

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required for the guarantees.

(3)	Newmont Corporation and Newcrest Finance Pty Limited are the co-issuers of the notes being registered hereby.

(4)	Newmont USA Limited is the guarantor of the notes being registered hereby.